EXHIBIT 21.1
SUBSIDIARIES

Entity Name	Domestic Jurisdiction
Anhydro (Hong Kong) Limited	Hong Kong
APV Middle East Limited	Saudi Arabia
APV Overseas Holdings Limited	United Kingdom
Ballantyne Holding Company	Cayman Islands
Ballantyne Holding Mauritius Ltd.	Mauritius
Clyde Pumps India Pvt Limited	India
Clyde Union (France) S.A.S.	France
Clyde Union (Holdings) Limited	Scotland
Clyde Union (Holdings) S.á.r.l.	Luxembourg
Clyde Union (Indonesia) (Holdings) Limited	Scotland
Clyde Union (US), Inc.	Delaware
Clyde Union Canada Limited	Canada
Clyde Union China Holdings Limited	Scotland
Clyde Union DB Limited	United Kingdom
Clyde Union Inc.	Michigan
Clyde Union Limited	Scotland
Clyde Union Pumps Middle East FZE	United Arab Emirates
Clyde Union S.á.r.l.	Luxembourg
Clyde Union S.A.S.	France
Clyde Union Technology (Beijing) Co., Ltd.	China
Corporate Place, LLC	Delaware
Delaney Holdings, Co.	Delaware
Flow America, LLC	Delaware
FLOW P&E INDIA PRIVATED LIMITED	India
Flow Power & Energy Middle East DMCC	Dubai
Flow Power and Energy Singapore Pte. Ltd.	Singapore
Girdlestone Pumps Limited	Scotland
Invensys Philippines, Inc.	Philippines
Johnston Ballantyne Holdings Limited	United Kingdom
Mather & Platt Machinery Limited	Scotland
Power & Energy International Limited	United Kingdom
PT Barata David Brown Gear Industries	Indonesia
PT. Clyde Union Pumps Indonesia	Indonesia
S & N International, L.L.C.	Delaware
S & N Pump Company	Texas
S & N Pump Middle East, LLC	Texas
S&N Pump (Africa) Ltda.	Angola
SPX (Shanghai) Flow Technology Co., Ltd.	China
SPX Canada Co.	Canada
SPX Chile Limitada	Chile
SPX Clyde Luxembourg S.á.r.l.	Luxembourg
SPX Clyde UK Limited	United Kingdom
SPX Corporation (China) Co., Ltd.	China

SPX Flow and WTE Energy FZCO	Dubai
SPX Flow EMEA Holdings Limited	United Kingdom
SPX Flow Europe Ltd.	United Kingdom
SPX FLOW Germany Holding GmbH	Germany
SPX Flow Holdings, Inc.	Delaware
SPX Flow Middle East L.L.C.	United Arab Emirates
SPX Flow Oil & Gas Equipments Trading Services LLC	United Arab Emirates
SPX Flow Saudi Arabia LLC	Saudi Arabia
SPX Flow Technology (India) Private Limited	India
SPX Flow Technology (Pty) Limited	South Africa
SPX Flow Technology (Thailand) Limited	Thailand
SPX Flow Technology Argentina S.A.	Argentina
SPX Flow Technology Assen B.V.	Netherlands
SPX Flow Technology Australia Pty Ltd.	Australia
SPX Flow Technology Canada Inc.	Canada
SPX Flow Technology Crawley Limited	United Kingdom
SPX Flow Technology Danmark A/S	Denmark
SPX Flow Technology do Brasil Indústria e Comércio Ltda.	Brazil
SPX Flow Technology England Limited	United Kingdom
SPX Flow Technology Etten-Leur B.V.	Netherlands
SPX Flow Technology Germany GmbH	Germany
SPX Flow Technology Hong Kong Limited	Hong Kong
SPX Flow Technology Hungary Kft. (SPX Flow Technology Hungary Mérnöki és Képviseleti Kft.)	Hungary
SPX Flow Technology Japan, Inc.	Japan
SPX Flow Technology Kerry Limited	Ireland
SPX Flow Technology Korea Co., Ltd.	South Korea
SPX Flow Technology Limited	United Kingdom
SPX Flow Technology London Limited	United Kingdom
SPX Flow Technology Mexico, S. A. de C.V.	Mexico
SPX Flow Technology New Zealand Limited	New Zealand
SPX Flow Technology Poland sp. z.o.o.	Poland
SPX Flow Technology s.r.o.	Czech Republic
SPX Flow Technology Santorso S.r.l.	Italy
SPX Flow Technology SAS	France
SPX Flow Technology Singapore Pte. Ltd.	Singapore
SPX Flow Technology Sweden AB	Sweden
SPX Flow Technology USA, Inc.	Delaware
SPX Flow US, LLC	Delaware
SPX FLOW, Inc.	Delaware
SPX France Holdings SAS	France
SPX International GmbH	Germany
SPX International Holding GmbH	Germany
SPX International Limited	United Kingdom
SPX International Management LLC	Delaware
SPX Korea Co., Ltd.	South Korea
SPX Latin America Corporation	Delaware

SPX Luxembourg Acquisition Company S.a.r.l.	Luxembourg
SPX Luxembourg Holding Company S.á.r.l.	Luxembourg
SPX Middle East FZE	United Arab Emirates
SPX Process Equipment Pty Ltd.	Australia
SPX Russia Limited	Russia
SPX Serviços Industriais Ltda.	Brazil
SPX U.L.M. GmbH	Germany
SPX UK Holding Limited	United Kingdom
UD-RD Holding Company Limited	United Kingdom
United Dominion Industries Corporation	Canada